UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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Date of report (Date of earliest event reported) May 26, 2005(1)
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                       ELECTRONIC SENSOR TECHNOLOGY, INC.
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             (Exact Name of the Registrant as Specified in Charter)

Nevada                              333-87224                         98-0372780
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(State or Other                    (Commission                     (IRS Employer
Jurisdiction of                    File Number)              Identification No.)
Incorporation)

1077 Business Center Circle, Newbury Park, California 91320
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                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code (805) 480-1994
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                                 Not Applicable.
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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(1) Due to a typographical error, the Date of report (Date of earliest event reported) on the cover page to the Form 8-K filed with the Commission on July 20, 2005 was erroneously listed as February 2, 2005. The correct Date of report (Date of earliest event reported) for such Form 8-K filed on July 20, 2005 is May 26, 2005.

Item 1.01  Entry into a Material Definitive Agreement.

On May 16, 2005, Electronic Sensor Technology, Inc. (the "Registrant" or the "Company") entered into a letter agreement (the "Letter Agreement") with Matthew Collier, who was appointed President and Chief Executive Officer of the Registrant on May 26, 2005. The Letter Agreement outlines the terms of the offer of employment to serve as President and Chief Executive Officer of the Registrant extended by the Registrant to Mr. Collier, and accepted by Mr. Collier. Such terms include an annual salary of $220,000 per year and a potential target bonus of 25% of Mr. Collier's annual salary, such bonus to be paid at the end of the first year of employment, at the discretion of the Board of Directors of the Registrant. In addition, the Letter Agreement provides for a grant to Mr. Collier, subject to approval by the Registrant's Board of Directors, of 75,000 shares of restricted stock that can be traded one year from the date of employment, and another 75,000 shares to be granted one year from the date of employment, if still employed by the Registrant, tradable one year from issue on the anniversary date of employment. The Letter Agreement also provides that Mr. Collier would receive a grant of 500,000 shares of stock options, 33% of which would vest on each of the first and second anniversaries, respectively, of the date of employment, and the remaining 34% of which would vest on the third anniversary of the date of employment. The Letter Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Resignation or removal of directors as a result of disagreement or removal for cause.

None

(b) Termination of certain officers; resignation or removal of directors other than as a result of disagreement or removal for cause.

None.

(c) Appointment of new officers or directors.

On May 26, 2005, the Board accepted Mr. Edward Staples' resignation as Chief Executive Officer and appointed him as Chief Scientific Officer. On May 26, 2005, the Board appointed Mr. Matthew Collier to serve as Chief Executive Officer of the Registrant. Under the offer letter that is attached hereto as
Exhibit 10.1, Mr. Collier will receive a salary of $220,000 per year. Mr. Collier may also receive a bonus of up to 25% of his annual salary based on the Company's success in sales, orders and operating income. Mr. Collier will receive 75,000 shares of restricted stock and will receive another 75,000 restricted shares on the first anniversary of his employment. In addition, Mr. Collier will receive stock options to purchase 500,000 shares of Company common stock. These options will vest 33% at the first anniversary of his employment, 33% at the second anniversary, and 34% upon the third anniversary. Mr. Collier also receives a six-month severance, all accrued bonuses and six-month acceleration of his unvested stock options if he is terminated without cause.

From June 1997 through September 2004, Mr. Collier served as President of SAFER Systems, a private company that manufactures high technology emergency response software for international governmental applications as well as for global chemical, petrochemical and transportation industries. Mr. Collier holds a Masters in Public Administration from Harvard University and a B.S. in Engineering from the United States Military Academy at West Point.

There is no family relationship between any of our officers or directors and our proposed officer. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our proposed officer from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.         Description
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10.1                Letter agreement entered into on May 16, 2005, between the
                    Registrant and Matthew Collier.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ELECTRONIC SENSOR TECHNOLOGY, INC.

Date: October 6, 2005           By: /s/ Matthew S. Collier
                                   ---------------------------------------------
                                   Name:   Matthew S. Collier
                                   Title:  President and Chief Executive Officer